                                                                    EXHIBIT 23.4



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Watson Pharmaceuticals, Inc. on Form S-8 of our report dated February 4, 1998, relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1997, and for the year then ended, appearing in the Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1999.


/s/  DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
September 8, 2000